
<ARTICLE> 5
<LEGEND>
This Schedule contains summary financial information extracted from the financial statements contained in the body of the accompanying Registration
Statement and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000896421
<NAME> STEEL HEDDLE MFG. CO.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS                   6-MOS
<FISCAL-YEAR-END>                          JAN-02-1999             JAN-02-1999
<PERIOD-START>                             MAY-26-1998             JAN-04-1998
<PERIOD-END>                               OCT-03-1998<F1>         MAY-25-1998<F1>
<CASH>                                           1,567                       0
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    9,079                       0
<ALLOWANCES>                                     (107)                       0
<INVENTORY>                                     17,690                       0
<CURRENT-ASSETS>                                28,947                       0
<PP&E>                                          42,031                       0
<DEPRECIATION>                                 (2,730)                       0
<TOTAL-ASSETS>                                 124,797                       0
<CURRENT-LIABILITIES>                           12,701                       0
<BONDS>                                        129,000                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                             0                       0
<OTHER-SE>                                           0                       0
<TOTAL-LIABILITY-AND-EQUITY>                    30,021                       0
<SALES>                                        193,045                  29,631
<TOTAL-REVENUES>                                23,745                  29,631
<CGS>                                           23,745                  18,628
<TOTAL-COSTS>                                   17,983                  18,628
<OTHER-EXPENSES>                                17,983                     412
<LOSS-PROVISION>                                 1,190                       0
<INTEREST-EXPENSE>                               5,923                   1,549
<INCOME-PRETAX>                                (4,179)                   5,209
<INCOME-TAX>                                   (1,149)                   1,868
<INCOME-CONTINUING>                            (3,030)                   3,341
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                   (3,030)                   3,341
<EPS-PRIMARY>                                        0                       0
<EPS-DILUTED>                                        0                       0

<F1>On May 26, 1998, Steel Heddle Group consummated the acquisition of Old
Holdings (by a series of post-transaction mergers by the Company) and recorded such purchase in accordance with APB 16 "Business Combinations." Accordingly, the financial information presented for the nineteen weeks ended October 3, 1998 is not comparable with that for prior periods.

